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                                                                  (EXHIBIT 23.1)



                        CONSENT OF DELOITTE & TOUCHE LLP





To the Stockholders and Board of Directors
Stokely USA, Inc. and Subsidiaries
Oconomowoc, Wisconsin


We consent to the use in this Registration Statement relating to 3,040,000 shares of Common Stock of Stokely USA, Inc. and subsidiaries on Form S-1 of our report dated June 17, 1994, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the consolidated financial statement schedules of Stokely USA, Inc. and subsidiaries listed in Item 16(b). These consolidated financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.


DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin

September 12, 1994